Exhibit 8.2

J.J. Viottastraat 52 1071 JT Amsterdam The Netherlands T +31 20 760 16 00 info@vancampenliem.com www.vancampenliem.com

To:

uniQure B.V.

Meibergdreef 61

1105 BA Amsterdam

The Netherlands

January 31, 2014

Re:                             uniQure B.V.  — SEC registration of common shares (EXHIBIT 8.2)

Dear Sirs,

You have requested us to render an opinion on matters of Dutch law in relation to the registration of 5,290,000 ordinary shares (the “Shares” and each a “Share”) each with a nominal value of € 0.05 in the capital of uniQure B.V. (the “Issuer”) with the SEC under the U.S. Securities and Exchange Commission (the “SEC”) as exhibit 8.2 to the registration statement (the “Registration Statement”) on Form F-1 (Registration No. 333-193158), in relation to the registration (the “Registration”) of the issuance and sale of the Shares.

1.                                      Scope of Opinion

This opinion is given only with respect to Dutch law in force at the date of this opinion letter. It (including all terms used in it) is to be construed in accordance with Dutch law. No opinion is expressed or implied as to the laws of any other jurisdiction.

2.                                      Documents Examined

For the purposes of rendering this opinion, we have examined copies of the following documents:

a.              the Registration Statement, as amended to date;

b.              the notarial deed of incorporation of the Issuer executed on 19 January 2012 (the “Incorporation Deed”);

Van Campen Liem is the joint trade name of Liem & Partners N.V. and Van Campen & Partners N.V.

Liem & Partners N.V. has its statutory seat at Amsterdam, the Netherlands, and is registered with the Trade Register under number 54787882.

Van Campen & Partners N.V. has its statutory seat at Amsterdam, the Netherlands, and is registered with the Trade Register under number 54033500.

c.               the draft notarial deed of amendment of the articles of association of the Issuer, as will be in force on 31 January 2014 (the “First Amendment Deed”)

d.              the draft notarial deed of amendment of the articles of association of the Issuer, as will be in force at the time of the issue of the Shares (the “Second Amendment Deed”, together with the First Amendment Deed, the “Amendment Deeds”).

3.                                      Assumptions

For the purpose of rendering this opinion we have assumed:

a.              Each copy conforms to the original and each original is genuine and complete;

b.              The Amendment Deeds will have been executed in the form referred to in this opinion; and

c.               The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.                                      Opinion

Based upon the foregoing (including the assumptions set forth above) and subject to the qualifications listed herein and subject to any facts, circumstances, events or documents not disclosed to us in the course of our examination referred to above, we are, at the date hereof, of the opinion that:

The statements in the Registration Statement under the heading “Taxation in the Netherlands” are a summary of the matters of Dutch tax law referred to therein, insofar as they include statements as to Dutch tax law (meaning any tax of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities), and that summary is true and accurate in all material respects.

5.                                      Miscellaneous

This opinion expresses and describes Dutch legal concepts in English and not in their original Dutch terms; these concepts may not be identical to the concepts described by the English translations; this opinion may therefore be relied upon only on the express condition that it shall be governed by and that all words and expressions used herein shall be construed and interpreted in accordance with the laws of the Netherlands.

This opinion is an exhibit to the Registration Statement and may be relied upon only for the purpose of the Registration.

This opinion is solely rendered by Liem & Partners N.V., with the exclusion of any of its officers, employees, legal professionals and affiliates, and Liem & Partners N.V. is the sole entity responsible for this opinion. Any liability of Liem & Partners N.V. pursuant to this opinion shall be limited to the amount covered by its liability insurance.

In issuing this opinion we do not assume any obligations to notify or to inform you of any developments subsequent to its date that might render its contents untrue or inaccurate in whole or in part of such time.

This opinion is strictly limited to the matters stated herein and may not read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent (the “Consents”) the Issuer to:

a.              file this opinion with the SEC as Exhibit 8.2 to the Registration Statement; and

b.              refer to Van Campen Liem (Liem & Partners N.V.) giving this opinion under the heading “Legal Matters” in the Registration Statement.

However, the Consents are not an admittance that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated thereunder.

Yours sincerely,

Van Campen Liem / Liem & Partners N.V.